As filed with the Securities and Exchange Commission on January 25, 2013

Registration No. 333-185591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enbridge Inc.
(Exact name of registrant as specified in its charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Enbridge, Inc. 3000, 425-1st Street SW Calgary, Alberta Canada, T2P 3L8 (403) 231-3900
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Chris Kaitson

1100 Louisiana, Suite 3300

Houston, Texas 77002

(713) 821-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura J. McMahon

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrants hereby amend these registration statements on such date or dates as may be necessary to delay their effective date until the registrants shall file a further amendment which specifically states that these registration statements shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until these registration statements shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by Enbridge Management in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		+
Legal fees and expenses		+
Printing expenses		+
Miscellaneous fees and expenses		+

Total	$

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
+	Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

Enbridge Management

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. Enbridge Management’s limited liability company agreement provides that Enbridge Management will indemnify the members of the board and the officers of Enbridge Management from liabilities arising in the course of such persons’ service to Enbridge Management, provided that the indemnitee acted in good faith and in a manner which such indemnitee believed to be in or not opposed to the best interests of Enbridge Management and, with respect to any criminal proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Such liabilities include all losses, claims, damages, expenses (including legal fees and expenses), judgments, fines, penalties, interests, settlements and other amounts, provided that with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe its conduct was unlawful. Enbridge Management expects to be included within the same coverage available to Enbridge Energy Company for directors’ and officers’ liability insurance for potential liability under such indemnification. The holders of shares will not be personally liable for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Partnership

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of the Partnership provides that the Partnership will indemnify (to the fullest extent permitted by applicable law) certain persons (each, an “Indemnitee”) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party and which relates to the partnership agreement of the Partnership or the property, business, affairs or management of the Partnership. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Indemnitees include the general partner, any Departing Partner (as defined in the partnership agreement of the Partnership), any affiliate of the general partner or any Departing Partner, any person who is or was a director, officer, employee or agent of the general partner or any Departing Partner or any affiliate of either, or any person who is or was serving at the request of the general partner, any Departing Partner or any such affiliate as a director, officer, partner, trustee, employee or agent of another person. Expenses subject to indemnity will be paid by the Partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification. The Partnership will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not the Partnership would have the power to indemnify such Indemnitees against liability under the applicable partnership agreement.

Enbridge Inc.

Section 34 of By-law No. 1 of Enbridge Inc. (“Enbridge”) provides, with regard to indemnity and insurance under the Canada Business Corporations Act (the “CBCA” or the “Act”), in part as follows:

“Indemnity of directors, officers and others. Subject to the limitations contained in the Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, if the individual:

(a) acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.”

The CBCA provides that a Corporation may indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (collectively an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than an action by or on behalf of Enbridge to procure a judgment in its favor) in which the Indemnified Person is involved because of that association with Enbridge or other entity, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b). In respect of an action by or on behalf of Enbridge or other entity to procure a judgment in its favor, Enbridge, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by an Indemnified Person in connection with such action, if the Indemnified Person satisfies the conditions set forth above in paragraphs (a) and (b). Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from Enbridge in respect of all costs, charges and expenses reasonably incurred by such Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which such Indemnified Person is made a party by reason of such Indemnified Person’s association with Enbridge or such other entity, if such Indemnified

Person satisfies the conditions set forth above in paragraphs (a) and (b) and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such Indemnified Person ought to have done.

As authorized by Section 35 of By-law No. 1, Enbridge has an insurance policy which indemnifies directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 16.    Exhibits

Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated into this item.

Item 17.    Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on January 25, 2013.

ENBRIDGE INC. (Registrant)

By:	/s/ Al Monaco
Al Monaco President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Al Monaco Al Monaco	President, Chief Executive Officer and Director (Principal Executive Officer)	January 25, 2013

/s/ J. Richard Bird J. Richard Bird	Executive Vice President, Chief Financial Officer and Corporate Development (Principal Financial Officer)	January 25, 2013

/s/ John K. Whelen John K. Whelen	Senior Vice President and Controller (Principal Accounting Officer)	January 25, 2013

* David A. Arledge	Director	January 25, 2013

* James J. Blanchard	Director	January 25, 2013

* J. Lorne Braithwaite	Director	January 25, 2013

* J. Herb England	Director	January 25, 2013

* Charles W. Fischer	Director	January 25, 2013

* V. Maureen Kempston Darkes	Director	January 25, 2013

* David A. Leslie	Director	January 25, 2013

* George K. Petty	Director	January 25, 2013

* Charles E. Shultz	Director	January 25, 2013

* Dan C. Tutcher	Director	January 25, 2013

* Catherine L. Williams	Director	January 25, 2013

*By:	/s/ Alison T. Love
Alison T. Love As Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has signed this amendment to the Registration Statement solely in its capacity as the duly authorized representative of Enbridge Inc. in the United States, in the City of Houston, State of Texas on January 25, 2013.

/s/ Chris Kaitson
Chris Kaitson Vice President, Law & Assistant Secretary Authorized Representative in the United States Enbridge (US) Inc. January 25, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

5.1	Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the registered securities (previously included with Enbridge Inc.’s Registration Statement on Form F-3 (No. 333-185591), filed on December 20, 2012).

5.2	Opinion of McCarthy Tétrault LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Houston, USA (previously included with Enbridge Inc.’s Registration Statement on Form F-3 (No. 333-185591), filed on December 20, 2012).

23.2	Consent of PricewaterhouseCoopers LLP, Houston, USA (previously included with Enbridge Inc.’s Registration Statement on Form F-3 (No. 333-185591), filed on December 20, 2012).

23.3	Consent of PricewaterhouseCoopers LLP, Calgary, Canada (previously included with Enbridge Inc.’s Registration Statement on Form F-3 (No. 333-185591), filed on December 20, 2012).

23.4	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.5	Consent of McCarthy Tetrault LLP.

24.1	Powers of Attorney (previously included with Enbridge Inc.’s Registration Statement on Form F-3 (No. 333-185591), filed on December 20, 2012).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.